AMENDED
                         NASDAQ ISSUER 10b-17 REPORT


Name of Issuer:          BRL Holdings, Inc.

Transfer Agent:          Jersey Transfer & Trust Company
                         201 Bloomfield Avenue
                         Verona, New Jersey 07044

Class of Security:       Common Voting Stock

CUSIP Number:            05565X 10 3


              I.  DIVIDEND OR STOCK OR REVERSE SPLIT INFORMATION

1. Date of Declaration: October 2, 2002.

2. Amount of Cash/Stock: A dividend of one share for each one share owned.

3. Number of Shares Outstanding Immediately Prior to Dividend or Stock or Reverse Split: 27,264,510 (including outstanding and unexercised compensatory options.)

4. Number of Shares Outstanding Immediately Following Dividend or Stock or Reverse Split: 54,529,020 (including outstanding and unexercised compensatory options.)

5. Record Date: October 4, 2002.

6. Date of Distribution or Stock or Reverse Split: November 8, 2002.

7. Indicate Annual Rate of Cash Distribution: N/A.

8. Split:  New Par Value: N/A.

9. In Case of Stock Dividend or Stock or Reverse Split, Method of Settling Fractional Shares: Rounded up to nearest whole share.

10. Explain any conditions which must be met (for example: shareholder approval, government approval, S.E.C. registration, etc.) for this distribution or stock or reverse split to become effective: None.


                      II.  STOCKHOLDERS RIGHTS OFFERING

1. Record Date of Offering

2. Expiration Date of Offering

3. Basis of Offering

4. Has a Registration Statement for new securities been filed with S.E.C.?

Yes____   No____  If so when?______________________

5. When is registration of new securities expected to become effective with S.E.C. or other governmental agency?______________________



           III.  LISTING ON REGISTERED NATIONAL SECURITIES EXCHANGE

1. Name of Exchange Where Issue to be Listed

2. Effective Date of Listing




Date:______________           ________________________________
                              Signature of Officer
                              Position _______________________


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